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                                                                   EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 and Form S-3) of Isis Pharmaceuticals, Inc. of our report dated February 1, 2002 with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                               /s/ ERNST & YOUNG LLP

San Diego California
March 27, 2002